XL FINANCIAL ASSURANCE LTD.
(Incorporated in Bermuda)

Condensed Financial Statements
(Unaudited)
FOR THE THREE MONTH PERIODS ENDED
MARCH 31, 2002
AND 2001
(expressed in U.S. dollars)

XL FINANCIAL ASSURANCE LTD.
Balance Sheet
(Unaudited)
AS AT MARCH 31, 2002 AND DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                                          2002                 2001
                                                                                            $                   $
                                                                                  ----------------------------------------
ASSETS:
Investments :
Fixed maturities, at fair value
     (amortized cost: 2002 - $431,802,493; 2001 - $418,904,214)                        428,769,725           420,914,072
Short-term investments, at fair value
     (amortized cost: 2002 - $19,265,859; 2001 - $18,780,468)                           19,258,828            18,768,561
                                                                                  ----------------------------------------
         Total investments available for sale                                          448,028,553           439,682,633

Cash and cash equivalents                                                               64,643,346            50,242,839
Accrued investment income                                                                3,343,171             3,088,280
Reinsurance balances receivable                                                         10,212,331            22,170,762
Deferred acquisition costs                                                              16,432,776            15,184,237
Prepaid reinsurance premiums                                                            13,822,201            10,965,592
Unpaid losses & loss expenses recoverable                                                1,160,099               593,725
Amounts due from parent and affiliates                                                   9,482,050             1,523,216
Other assets                                                                               107,427                87,275
                                                                                  ----------------------------------------
     TOTAL ASSETS                                                                      567,231,954           543,538,559
                                                                                  ----------------------------------------

LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable and accrued liabilities                                                 1,377,146             1,767,661
Derivative liabilities                                                                  11,415,962            17,939,200
Deferred premium revenue                                                                91,573,655            83,755,805
Unpaid losses and loss expenses                                                         14,884,551            11,831,159
Reinsurance premiums payable                                                             2,818,916             4,863,196
Net payable for investments purchased                                                  132,794,690           122,314,835
Dividend payable on preferred shares                                                     2,412,542             1,931,720
                                                                                  ----------------------------------------
     TOTAL LIABILITIES                                                                 257,277,462           244,403,576
                                                                                  ----------------------------------------
REDEEMABLE PREFERRED SHARES:

Redeemable  preferred  shares (par value of $120 per share;
10,000 shares authorized; 363 issued and outstanding as at
March 31, 2002 and December 31, 2001, respectively)                                         43,560                43,560
Additional paid-in capital                                                              38,956,440            38,956,440
                                                                                  ----------------------------------------
     TOTAL REDEEMABLE PREFERRED SHARES                                                  39,000,000            39,000,000
                                                                                  ----------------------------------------

SHAREHOLDERS' EQUITY:
Common shares (par value of $120 per share;
10,000 shares authorized; 2,057 issued and outstanding as at
March 31, 2002 and December 31, 2001, respectively)                                        246,840               246,840
Additional paid-in capital                                                             220,653,160           220,653,160
Accumulated other comprehensive (loss) income                                           (3,039,799)            1,997,951
Retained earnings                                                                       53,094,291            37,237,032
                                                                                  ----------------------------------------
     TOTAL SHAREHOLDERS' EQUITY                                                        270,954,492           260,134,983
                                                                                  ----------------------------------------
     TOTAL LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY           567,231,954           543,538,559
                                                                                  ----------------------------------------


                   The accompanying notes are an integral part of these condensed financial statements.

XL FINANCIAL ASSURANCE LTD.
Statement of Income and Comprehensive Income
(Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                                      2002                2001
                                                                                       $                    $
                                                                                --------------------------------------
REVENUES :
Net  premiums earned                                                                  9,879,673           5,557,230
Net investment income                                                                 4,656,352           4,785,643
Net realized gains on investments                                                     1,796,590           5,366,301
Net realized and unrealized gains (losses) on derivative instruments                  6,523,238            (354,520)
                                                                                --------------------------------------

      Total revenues                                                                 22,855,853          15,354,654
                                                                                --------------------------------------

EXPENSES :
Losses and loss expenses                                                              2,487,018             219,151
Acquisition costs                                                                     2,269,227             722,452
Operating expenses                                                                    1,761,527           1,143,154
                                                                                --------------------------------------

      Total expenses                                                                  6,517,772           2,084,757
                                                                                --------------------------------------

Net income before cumulative effect of accounting change                             16,338,081          13,269,897

Cumulative effect of accounting change                                                        -          (1,349,998)
                                                                                --------------------------------------

Net income before dividends on preferred shares                                      16,338,081          11,919,899

Dividends on preferred shares                                                          (480,822)           (480,822)
                                                                                --------------------------------------

NET INCOME FOR COMMON SHAREHOLDERS                                                   15,857,259          11,439,077
                                                                                --------------------------------------

COMPREHENSIVE INCOME
      Net income for common shareholders                                             15,857,259          11,439,077
           Unrealized gains (losses)                                                 (3,241,160)          4,382,826
           Less: reclassification for gains realized in income                        1,796,590           5,366,301
                                                                                --------------------------------------

Change in net unrealized depreciation of investments                                 (5,037,750)           (983,475)
                                                                                --------------------------------------

COMPREHENSIVE INCOME                                                                 10,819,509          10,455,602
                                                                                --------------------------------------


                  The accompanying notes are an integral part of these condensed financial statements.

XL FINANCIAL ASSURANCE LTD.
Statements of Changes in Shareholders' Equity
(Unaudited)
FOR THE PERIOD ENDED MARCH 31, 2002 AND FOR THE YEAR ENDED DECEMBER 31, 2001
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                            ADDITIONAL
                                                              PAID-IN
                                                             CAPITAL -       ACCUMULATED OTHER
                                            COMMON            COMMON           COMPREHENSIVE           RETAINED
                                            SHARES         SHAREHOLDERS        INCOME (LOSS)           EARNINGS           TOTAL
                                               $                 $                  $                    $                  $
                                        -------------------------------------------------------------------------------------------



  BALANCE, JANUARY 1, 2001                    246,840       220,653,160            3,931,665           17,603,489      242,435,154

  Net income for common                                                                                19,633,543       19,633,543
  shareholders for the year

  Other comprehensive loss                                                        (1,933,714)                           (1,933,714)
                                        -------------------------------------------------------------------------------------------

  BALANCE, DECEMBER 31, 2001                  246,840       220,653,160            1,997,951           37,237,032      260,134,983

  Net income for common                                                                                15,857,259       15,857,259
  shareholders for the period

  Other comprehensive loss                                                        (5,037,750)                           (5,037,750)
                                       -------------------------------------------------------------------------------------------

  BALANCE, MARCH 31, 2002                     246,840       220,653,160           (3,039,799)          53,094,291      270,954,492
                                       -------------------------------------------------------------------------------------------


                        The accompanying notes are an integral part of these condensed financial statements.

XL FINANCIAL ASSURANCE LTD.
Statements of Cash Flows
(Unaudited)
FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2002 AND 2001
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

                                                                                                    2002             2001
                                                                                                     $                 $
                                                                                             -----------------------------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
     Net income for the period                                                                   16,338,081        13,269,897
Adjustments to reconcile net income to net cash provided by operating activities
         Realized (gains) losses on investments                                                  (1,796,590)       (5,366,301)
         Net realized and unrealized losses (gains) on derivative
           instruments                                                                           (6,523,238)          354,520
         Amortization of discount on fixed maturities                                              (319,429)         (231,174)
         Accrued investment income                                                                 (254,891)          740,584
         Reinsurance premiums receivable                                                         11,958,431        (8,172,979)
         Deferred acquisition costs                                                              (1,248,539)         (997,858)
         Prepaid reinsurance premiums                                                            (2,856,609)          127,500
         Unpaid losses & loss expenses recoverable                                                 (566,374)                -
         Amounts due from parent and affiliates                                                           -            12,944
         Accounts payable and accrued liabilities                                                  (390,515)          172,538
         Reinsurance premiums payable                                                            (2,044,280)         (125,000)
         Deferred premium revenue                                                                 7,817,850         5,238,145
         Unpaid losses and loss expenses                                                          3,053,392           219,151
         Other assets and liabilities                                                               (20,152)            2,245
                                                                                             -----------------------------------

         Total adjustments                                                                        6,809,056        (8,025,685)
                                                                                             -----------------------------------

         Net cash provided by operating activities                                               23,147,137         5,244,212
                                                                                             -----------------------------------

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES :
     Proceeds from sale of fixed maturities and short-term investments                          568,669,424       606,071,404
     Proceeds from redemption of fixed maturities and short-term                                 15,511,517         3,155,506
       investments
     Purchase of fixed maturities and short-term investments                                   (584,968,737)     (604,443,559)
                                                                                             -----------------------------------

     Net cash provided by (used in) investing activities                                           (787,796)        4,783,351
                                                                                             -----------------------------------

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
     Amounts due from parent and affiliates                                                     (7,958,834)                 -
                                                                                             -----------------------------------
     Net cash provided by (used in) financing activities                                        (7,958,834)                 -
                                                                                             -----------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                                            14,400,507        10,027,563

CASH AND CASH EQUIVALENTS - BEGINNING OF  PERIOD                                                 50,242,839        17,154,237
                                                                                             -----------------------------------

CASH AND CASH EQUIVALENTS - END OF  PERIOD                                                       64,643,346        27,181,800
                                                                                             -----------------------------------


                       The accompanying notes are an integral part of these condensed financial statements.

XL FINANCIAL ASSURANCE LTD.
Notes to Condensed Financial Statements
(Unaudited)
FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2002 AND 2001
--------------------------------------------------------------------------------

(expressed in U.S. dollars)


1.  ORGANIZATION AND BUSINESS

XL Financial Assurance Ltd. (the "Company") was incorporated with limited liability under the Bermuda Companies Act 1981 on October 14, 1998 and is registered as a Class 3 insurer under The Insurance Act 1978, amendments thereto and related regulations ("The Act"). At March 31, 2002 and 2001, the Company was approximately 85% owned by XL Insurance (Bermuda) Ltd (a wholly-owned subsidiary of XL Capital Ltd); 6% by FSA Insurance Company (a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd) and 9% by Financial Security Assurance International Ltd. (owned 20% by XL Insurance (Bermuda) Ltd and 80% by FSA Insurance Company). The Company is an integral part of a joint venture agreement between XL Capital Ltd and Financial Security Assurance Holdings Ltd.

The Company is primarily engaged in the business of providing reinsurance of financial guaranties on asset-backed and municipal obligations underwritten by XL Insurance (Bermuda) Ltd, FSA Insurance Company and XL Capital Assurance Inc. (a wholly-owned subsidiary of XL Capital Ltd) and other monoline and multiline insurance companies. This may be in the form of traditional financial guaranty insurance or via a credit default swap execution. The Company's underwriting policy is to provide reinsurance of asset-backed and municipal obligations that would be of a lower investment-grade quality without the benefit of the Company's reinsurance. The asset-backed obligations reinsured by the Company are generally issued in structured transactions and are backed by pools of assets such as residential mortgages loans, consumer or trade receivables, securities or other assets having ascertainable cash flows or market value. The municipal obligations reinsured by the Company consist primarily of general obligation bonds that are supported by the issuers' taxing power and of special revenue bonds and other special obligations of states and local governments that are supported by the issuers' ability to impose and collect fees and charges for public services or specific projects. Reinsurance written by the Company guarantees payment when due of scheduled payments on an issuers' obligation. In the case of a payment default on an insured obligation, the Company is generally required to pay the principal, interest or other such amounts due in accordance with the obligations' original payment schedule or, at its option, to pay such amounts on an accelerated basis. The Company conducts surveillance on its exposures to try and ensure early identification of any loss events. In addition, in the normal course of business, the Company seeks to reduce the loss that may arise from such events by reinsuring certain levels of risks in various areas of exposure with other insurance enterprises or reinsurers.

2.  SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PREPARATION

The accompanying condensed financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows at March 31, 2002 and for all periods presented, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 2001 financial statements and notes thereto. The year-end balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the periods ended March 31, 2002 and 2001 are not necessarily indicative of the operating results for the full year.

XL FINANCIAL ASSURANCE LTD.
Notes to Condensed Financial Statements
(Unaudited)
FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2002 AND 2001
--------------------------------------------------------------------------------

(expressed in U.S. dollars)

The preparation of condensed financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Any such adjustments are reflected in income in the period in which the adjustments are made. The financial statement estimates subject to most uncertainty are estimates for loss reserves and calculation of the fair value of credit default swap instruments.

Certain comparative figures have been reclassified to conform with the current year's presentation.

3.  DERIVATIVE INSTRUMENTS

The following table summarizes the change in fair value of the Company's credit default swaps recognized in income for the period ended March 31, 2002.

      Net premiums earned                                     1,669,107
      Losses and loss expenses                                 (417,277)
      Net realized and unrealized (losses)
         gains on derivative instruments                      6,523,238
                                                       ----------------

               Total fair value adjustment                    7,775,068
                                                       ----------------